UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-6365	41-0919654
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 West 78th Street - Suite 520, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-1874

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2021, Apogee Enterprises, Inc. (the “Company” or “Apogee”) entered into a Stock Repurchase Agreement (the “Agreement”) with former President and Chief Executive Officer Joseph F. Puishys.

As previously disclosed in the proxy statement for the 2021 Annual Meeting of Shareholders, due to the economic uncertainties resulting from the COVID-19 pandemic, the Compensation Committee determined that the Company would not be able to establish effective long-term financial performance goals in fiscal 2021. Based on this determination, the Committee elected to grant stock options in fiscal 2021 in lieu of granting two-year performance awards. The stock options were intended to approximate the annual value of, and the maximum potential gain available from, the performance awards traditionally granted by the Company. Accordingly, the option awards included a cap on the maximum gain per share upon exercise. The maximum gain was also designed to avoid a windfall to the executive officers resulting from Apogee’s relatively low stock price at the time of grant.

In order to provide Mr. Puishys with the equivalent potential annual value of customary two-year performance awards, and due to the low price of Apogee stock at the time of grant, the Company inadvertently exceeded the 200,000 annual share award limit under its 2019 Stock Incentive Plan (the “Plan”) when it granted to him an option to purchase 215,600 shares of common stock on June 30, 2020. Together with the annual award of 37,193 restricted shares of common stock made to him under the Plan on April 23, 2020, Mr. Puishys received total awards covering 252,793 shares of common stock in 2020 under the Plan in the form of restricted shares and options.

After discussions with Mr. Puishys, and with his agreement, the Board of Directors modified his fiscal 2021 compensation package to comply with the Plan’s annual share award limit, as follows:

•	Mr. Puishys forfeited his right to purchase 37,036 shares according to the terms of the option described above, and

•

Apogee repurchased 15,757 of the shares of common stock, which were awarded to Mr. Puishys in April 2020 and which subsequently vested, for a price of $24.74 per share, or $389,828. This purchase price represents a reduction of $12.66 per share from, or more than 36% below, the market value on the date that the underlying restricted shares vested. This reduction cancels out an amount that is equivalent to the maximum gain permissible per option share exercise under the terms of the option described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2021		APOGEE ENTERPRISES, INC.

	By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary